EXHIBIT 16.1

Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of True Religion Apparel, Inc. (Formerly Gusana Explorations, Inc.) dated November 14, 2003, relating to Malone & Bailey, PLLC.

/s/ Malone & Bailey, PLLC

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Malone & Bailey, PLLC
Certified Public Accountants

Houston, Texas
November 18, 2003